Exhibit 99.1

NEWS  from Summit Bancshares, Inc.

For Immediate Release	For Information Contact:
October 12, 2004	Bob G. Scott, COO
(817) 877-2660

SUMMIT BANCSHARES REPORTS
THIRD QUARTER 2004 EARNINGS

Fort Worth, Texas - Summit Bancshares, Inc. (NASDAQ: SBIT), a community-oriented bank holding company in Fort Worth, reported third quarter earnings today.  Philip E. Norwood, Chairman, President and Chief Executive Officer stated, “We are pleased to again report positive financial performance of the Company.  The completion of the acquisition of Arlington National Bank and the addition of a branch in Euless, Texas during the second quarter of 2004, excellent internal growth from the Company’s existing locations and positive increases in market interest rates during the third quarter were the catalysts of this positive performance. As of September 30th, the Company has twelve banking locations throughout Tarrant County resulting in the Company’s assets reaching $990 million as of the end of the quarter, a $213 million or 27% increase in the last twelve months.”

He further stated, “Earnings per diluted share for the quarter increased 12.8% compared to the same quarter last year.  The third quarter results reflect the acquisition of Arlington National following purchase accounting rules, therefore you will note double digit increases in most of the categories of income and expense when comparing this quarter’s results to prior quarters.  In addition, the Arlington locations made a positive contribution to the Company’s financial performance for the quarter.”

Results of Operations

For the quarter ended September 30, 2004, net income was $2,796,000 compared to $2,475,000 for the same period in 2003.  Net income per diluted share was $0.44 for the three months ended September 30, 2004, compared to $0.39 for the three months ended September 30, 2003.  Return on average assets and return on average shareholders’ equity for the third quarter of 2004 were 1.14% and 15.66%, respectively.  The Company’s average shareholders’ equity-to-assets ratio was 7.3% for the quarter ended September 30, 2004.  The Arlington National acquisition was partially financed with the proceeds of the issuance of $12 million of Trust Preferred securities giving the Company a Tier One capital ratio of 10.0%.

Net income for the nine months ended September 30, 2004 was $7,843,000 or $1.24 per diluted share, compared to $7,365,000, or $1.17 per diluted share for the same period last year.  Return on average assets and return on average shareholders’ equity for the nine months ended September 30, 2004 were 1.15% and 14.82%, respectively.

Financial Results

Net interest income (tax equivalent) for the third quarter of 2004 was $9.9 million compared to $7.9 million in the third quarter of last year.  The increase reflects the inclusion of Arlington National’s financial results for the entire quarter following its acquisition on May 1st.  Since the Company is somewhat more sensitive to market interest rate changes than other community banks due to its heavier commercial lending focus, the net interest margin declined to 4.29% for the quarter compared to 4.37% for the third quarter of the prior year.  However, the impact of the decline in the net interest margin was partially offset by asset growth.  The growth in net interest income resulted from a 27.3% growth in average earning assets compared to the third quarter of the prior year (primarily in higher yielding loans) and a 41 basis points increase in the average prime lending rate for the quarter compared to the same quarter of the prior year.  The increase in prime lending rate is positive to only a portion of the earning assets as less than 45% of earning assets will benefit immediately from changes in market interest rates.

If market interest rates continue to rise, the Company believes that its current asset sensitive position will enhance earnings growth assuming deposit rates do not increase significantly faster than interest rates on earning assets. Also, the Company believes that the impact on net interest income for that portion of earning assets supported by the Company’s high levels of non-interest bearing deposits and shareholders’ equity will improve.

Non-interest income increased $558,000 or 35.2% for the third quarter of 2004 compared to the same quarter of the prior year and includes the impact of the Arlington National acquisition.  This increase included a gain of $176,000 on sale of student loans during the quarter.  In addition, there were increases in service charges on deposit accounts and increases in several other fee based services, including trust fees which is a new service being offered to the Company’s customers as a result of the Arlington National acquisition.  These increases were somewhat offset by lower investment brokerage fees. Growth of non-interest income continues to be one of the areas of the Company’s focus.

Non-interest expenses for the third quarter increased $1,453,000 or 25.7% over the same quarter of the previous year.  This increase includes the impacts of:  a) the addition of Arlington National which contributed $1,103,000 of expense to the current quarter and b) a full quarter of expense of opening the Euless Branch in the second quarter of this year.

The provision for loan losses was $495,000 in the third quarter of 2004.  This was an increase of $449,000 over the same quarter last year.  In the third quarter, the Company had net loan charge-offs of $260,000.   The Allowance for Loan Losses as a percent of outstanding loans was 1.46% (or 1.52% when loans are reflected net of the guaranteed portion of SBA loans and student guaranteed loans) at September 30, 2004 as compared to 1.45% at the end of the third quarter of 2003.  For the first nine months of 2004, the Company recorded net loan charge-offs of $459,000, or .07% of average loans.

Non performing assets totaled $4.8 million or 0.70% ($2.3 million of which was collected after the close of the quarter) of loans and foreclosed assets at September 30, 2004, compared to $1.5 million or .29% at September 30, 2003.  The Allowance for Loan Losses was 396% of non-performing loans at September 30, 2004.  The Company believes that it continues to maintain positive measures of asset quality.

The Company’s loans were $690 million at September 30, 2004, an increase of $172 million, or 33.2%, from September 30, 2003.  Deposits increased over the past year from $637 million at September 30, 2003 to $791 million at September 30, 2004, an increase of $154 million, or 24.2%.  Shareholders’ equity at September 30, 2004 was $73.5 million, an increase of $5.5 million, or 8.1% from a year ago.

The Company will host a conference call Wednesday, October 13th at 10:00 a.m. (CT).  To access the live call, please call (800) 289-0504 and enter code 847798.  A toll free replay of the call will be available for two weeks beginning at 1:30 p.m. (CT), October 13, 2004 through midnight, October 27, 2004.  You may access this replay by calling (888) 203-1112 and entering code 847798.  Additional information regarding the Company is available on the Company’s website at www.summitbank.net.

Certain statements contained in this press release that are not historical in nature, including statements regarding the Company’s and/or management’s intentions, strategies, beliefs, expectations, representations, plans, projections, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act.  We are including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements are based on assumptions involving certain known and unknown risks and uncertainties, many of which are beyond the Company’s control, and other important factors that could cause actual results, performance or achievements to differ materially from the expectations expressed or implied by such forward-looking statements.  These risks and uncertainties are listed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to, those set forth under the heading “Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Summit Bancshares, Inc. · 3880 Hulen, Ste. 300 · Fort Worth, Texas 76107
Telephone (817) 336-6817 · FAX (817) 877-2672 · Web Site: www.summitbank.net

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	Quarter Ended September 30,			Nine Months Ended September 30,
			% Change			% Change
	2004	2003		2004	2003

EARNINGS SUMMARY
Interest income	$12,361	$9,709	27.3%	$33,862	$28,507	18.8%
Interest expense	2,533	1,834	38.1%	6,723	5,584	20.4%

Net interest income	9,828	7,875	24.8%	27,139	22,923	18.4%
Provision for loan losses	495	46	976.1%	1,500	586	156.0%
Service charges on deposits	1,180	914	29.1%	3,164	2,562	23.5%
Gain on Sale of Investment Securities	32	89	-64.0%	32	101	-68.3%
Other Income	929	580	60.2%	2,235	1,865	19.8%
Salaries and benefits expense	4,029	3,336	20.8%	11,169	9,332	19.7%
Occupancy and equipment expense	1,180	1,064	10.9%	3,230	2,628	22.9%
Other expense	1,900	1,256	51.3%	4,590	3,739	22.8%

Earnings before income taxes	4,365	3,756	16.2%	12,081	11,166	8.2%
Provision for income taxes	1,569	1,281	22.5%	4,238	3,801	11.5%

Net earnings	$2,796	$2,475	13.0%	$7,843	$7,365	6.5%

Basic earnings per share	$0.45	$0.40	12.5%	$1.27	$1.19	6.7%

Basic weighted average shares outstanding	6,166	6,160		6,159	6,163
Diluted earnings per share	$0.44	$0.39	12.8%	$1.24	$1.17	6.0%

Diluted weighted average shares outstanding	6,335	6,341		6,333	6,310

	Average for Quarter Ended

	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003

BALANCE SHEET SUMMARY
Total loans	$678,915	$642,935	$573,862	$537,635	$503,936
Total investment securities	218,831	196,972	187,988	205,162	199,367
Earning assets	914,595	871,084	767,274	746,066	718,601
Total assets	976,911	925,830	808,009	788,426	761,278
Noninterest bearing deposits	226,462	207,815	179,396	184,106	176,478
Interest bearing deposits	557,329	521,812	454,352	450,401	452,325
Total deposits	783,791	729,628	633,748	634,507	628,803
Other borrowings	118,083	121,193	101,349	82,160	61,199
Shareholders’ equity	71,038	70,583	70,116	68,399	68,273

	Average for Nine Months Ended September 30,
			% Change
	2004	2003

BALANCE SHEET SUMMARY
Total loans	$632,076	$493,361	28.1%
Total investment securities	201,327	178,631	12.7%
Earning assets	851,216	681,468	24.9%
Total assets	903,851	723,223	25.0%
Noninterest bearing deposits	204,638	168,968	21.1%
Interest bearing deposits	511,333	431,169	18.6%
Total deposits	715,971	600,137	19.3%
Other borrowings	113,559	52,741	115.3%
Shareholders’ equity	70,581	67,429	4.7%

	Ending Balance

	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003

BALANCE SHEET SUMMARY
Total loans	$689,906	$672,686	$593,271	$553,769	$517,994
Total investment securities	219,264	214,991	181,879	195,959	210,048
Total earning assets	928,638	905,228	818,393	751,063	728,766
Allowance for loan losses	(10,079)	(9,844)	(8,320)	(7,784)	(7,483)
Premises and equipment	15,643	15,145	12,755	12,920	13,237
Total assets	990,406	969,708	860,361	795,478	777,558
Noninterest bearing deposits	232,586	218,343	186,198	192,877	180,765
Interest bearing deposits	558,938	557,347	470,186	448,504	456,706
Total deposits	791,524	775,690	656,384	641,381	637,471
Other borrowings	121,355	121,785	129,691	82,234	69,230
Total liabilities	916,858	901,009	788,786	726,794	709,546
Shareholders’ equity	73,548	68,699	71,575	68,684	68,012

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003

NONPERFORMING ASSETS
Nonaccrual loans	$2,545	$2,832	$2,405	$2,351	$1,514
Restructured loans	—	—	—	—	—
Other real estate & foreclosed assets	4	369	7	—	—
Accruing loans past due 90 days or more	2,300	111	—	55	—

Total nonperforming assets	$4,849	$3,312	$2,412	$2,406	$1,514

Total nonperforming assets as a percentage of loans and foreclosed assets	0.70%	0.49%	0.41%	0.43%	0.29%

	Quarter Ended

	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003

ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$9,844	$9,574	$7,784	$7,483	$7,412
Loans charged off	(415)	(196)	(137)	(163)	(24)
Loan recoveries	155	66	68	170	49

Net (charge-offs) recoveries	(260)	(130)	(69)	7	25
Provision for loan losses	495	400	605	294	46

Balance at end of period	$10,079	$9,844	$8,320	$7,784	$7,483

Allowance for loan losses as a percentage of total loans	1.46%	1.46%	1.40%	1.41%	1.45%

Allowance for loan losses as a percentage of nonperforming loans	396.03%	347.60%	345.95%	323.57%	494.39%

Net charge-offs (recoveries) as a percentage of average loans	0.04%	0.02%	0.01%	0.00%	-0.01%

Provision for loan losses as a percentage of average loans	0.07%	0.06%	0.11%	0.05%	0.01%

	Quarter Ended

	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003	September 30, 2003

SELECTED RATIOS
Return on average assets (annualized)	1.14%	1.13%	1.22%	1.21%	1.29%

Return on average equity (annualized)	15.66%	14.79%	14.06%	13.93%	14.38%

Average shareholders’ equity to average assets	7.27%	7.62%	8.68%	8.68%	8.97%

Yield on earning assets	5.39%	5.23%	5.36%	5.35%	5.38%

Cost of interest bearing funds	1.49%	1.42%	1.39%	1.38%	1.42%

Net interest margin (tax equivalent)	4.29%	4.18%	4.36%	4.36%	4.37%

Efficiency ratio	59.23%	58.90%	55.94%	59.29%	59.57%

End of period book value per common share	$11.93	$11.14	$11.63	$11.17	$11.04

End of period common shares outstanding	6,167	6,186	6,154	6,152	6,165

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Three Months Ended

	September 30, 2004			September 30, 2003

	Average Balance	Interest	Yield	Average Balance	Interest	Yield

YIELD ANALYSIS
Interest Earning Assets:
Federal funds sold & due from time	$16,849	$51	1.21%	$15,298	$37	0.97%
Investment securities (taxable)	211,298	1,939	3.65%	193,232	1,865	3.83%
Investment securities (tax-exempt)	7,533	113	5.98%	6,135	82	5.27%
Loans	678,915	10,297	6.03%	503,936	7,762	6.11%

Total Interest Earning Assets	914,595	12,400	5.39%	718,601	9,746	5.38%
Noninterest Earning Assets:
Cash and due from banks	31,213			26,189
Other assets	41,022			23,926
Allowance for loan losses	(9,919)			(7,438)

Total Noninterest Earning Assets	62,316			42,677

Total Assets	$976,911			$761,278

Interest Bearing Liabilities:
Transaction and money market accounts	$253,642	672	1.05%	$207,787	566	1.08%
Savings deposits	154,980	462	1.19%	120,124	380	1.26%
Certificates and other time deposits	148,707	862	2.31%	124,414	779	2.48%
Other borrowings	118,083	537	1.81%	61,199	109	0.70%

Total Interest Bearing Liabilities	675,412	2,533	1.49%	513,524	1,834	1.42%
Noninterest Bearing Liabilities:
Demand deposits	226,462			176,478
Other liabilities	3,999			3,003
Shareholders’ equity	71,038			68,273

Total Noninterest Bearing Liabilities	301,499			247,754

Total Liabilities and Shareholders’ Equity	$976,911			$761,278

Net Interest Income and Margin (tax equivalent)		$9,867	4.29%		$7,912	4.37%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Nine Months Ended

	September 30, 2004			September 30, 2003

	Average Balance	Interest	Yield	Average Balance	Interest	Yield

YIELD ANALYSIS
Interest Earning Assets:
Federal funds sold & due from time	$17,813	$139	1.04%	$9,476	$74	1.05%
Investment securities (taxable)	194,295	5,435	3.73%	173,216	5,175	3.99%
Investment securities (tax-exempt)	7,032	291	5.51%	5,415	224	5.53%
Loans	632,076	28,102	5.94%	493,361	23,139	6.27%

Total Interest Earning Assets	851,216	33,967	5.33%	681,468	28,612	5.61%
Noninterest Earning Assets:
Cash and due from banks	28,398			26,601
Other assets	33,314			22,428
Allowance for loan losses	(9,077)			(7,274)

Total Noninterest Earning Assets	52,635			41,755

Total Assets	$903,851			$723,223

Interest Bearing Liabilities:
Transaction and money market accounts	$229,841	1,827	1.06%	$192,650	1,599	1.11%
Savings deposits	143,237	1,255	1.17%	116,997	1,187	1.36%
Certificates and other time deposits	138,255	2,392	2.31%	121,522	2,380	2.62%
Other borrowings	113,559	1,249	1.47%	52,741	418	1.06%

Total Interest Bearing Liabilities	624,892	6,723	1.44%	483,910	5,584	1.54%
Noninterest Bearing Liabilities:
Demand deposits	204,638			168,968
Other liabilities	3,740			2,916
Shareholders’ equity	70,581			67,429

Total Noninterest Bearing Liabilities	278,959			239,313

Total Liabilities and Shareholders’ Equity	$903,851			$723,223

Net Interest Income and Margin (tax equivalent)		$27,244	4.28%		$23,028	4.52%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	September 30, 2004%		September 30, 2003%

LOAN PORTFOLIO
Commercial and industrial	$257,721	37.4%	$211,616	40.8%
Real estate:
Commercial	198,796	28.8%	142,317	27.5%
Residential	81,318	11.8%	61,676	11.9%
Construction and development	111,641	16.2%	69,840	13.5%
Consumer	40,430	5.8%	32,545	6.3%

Total loans (gross)	689,906	100.0%	517,994	100.0%
Unearned discounts	—	0.0%	—	0.0%

Total loans (net)	689,906	100.0%	517,994	100.0%

	September 30, 2004	September 30, 2003

REGULATORY CAPITAL DATA
Tier 1 Capital	$74,338	$66,856
Tier 1 Ratio	9.99%	11.90%
Total Capital (Tier 1 + Tier 2)	$83,645	$73,887
Total Capital Ratio	11.25%	13.15%
Total Risk-Adjusted Assets	$743,810	$562,020
Tier 1 Leverage Ratio	7.69%	8.78%

	September 30, 2004	September 30, 2003

OTHER DATA
Full Time Equivalent Employees (FTE’s)	253	218
Stock Price Range (For the Quarter Ended):
High	$33.25	$28.50
Low	$28.60	$23.47
Close	$33.25	$27.00